                                                                   EXHIBIT 10.36




                         RESEARCH AND LICENSE AGREEMENT



                             DATED OCTOBER 26, 2000



                                     BETWEEN



                              ARRAY BIOPHARMA INC.



                                       AND



                                   AMGEN INC.





[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                TABLE OF CONTENTS


         SECTION                                       TITLE                                           PAGES
         SECTION ONE  -  DEFINITIONS
                1.1.................................................................................       1

         SECTION TWO  -  RESEARCH PROGRAM
                2.1 - 2.10..........................................................................   1 - 5

         SECTION THREE  -  LICENSES AND OPTION
                3.1 - 3.5...........................................................................   5 - 6

         SECTION FOUR  -  DEVELOPMENT AND COMMERCIALIZATION
                4.1 - 4.2...........................................................................   6 - 7

         SECTION FIVE  -  CONSIDERATION
                5.1 - 5.7...........................................................................  7 - 10

         SECTION SIX  -  INTELLECTUAL PROPERTY
                6.1 - 6.4........................................................................... 10 - 12

         SECTION SEVEN  -  CONFIDENTIALITY
                7.1 - 7.4........................................................................... 12 - 14

         SECTION EIGHT  -  TERMINATION
                8.1 - 8.10.......................................................................... 15 - 18

         SECTION NINE  -  REPRESENTATIONS, WARRANTIES AND
                          COVENANTS
                9.1 - 9.3........................................................................... 19 - 21

         SECTION TEN  -  INDEMNITY
                10.1 - 10.4......................................................................... 21 - 22




[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         SECTION                                       TITLE                                        PAGES
         SECTION ELEVEN  -  GENERAL PROVISIONS
                11.1 - 11.14..................................................................       22 - 24



         EXHIBIT A  -        GLOSSARY.........................................................    A-1 to A-6


         EXHIBIT B  -        LICENSED PATENT RIGHTS...........................................           B-1


         EXHIBIT C  -        RESEARCH PLAN....................................................   C-1 to C-10


         EXHIBIT D  -        PTP-IB ASSAY PROTOCOL............................................    D-1 to D-2



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                         RESEARCH AND LICENSE AGREEMENT

         THIS RESEARCH AND LICENSE AGREEMENT (this "Agreement"), effective as of October 26, 2000 (the "Effective Date"), is made by and between ARRAY BIOPHARMA INC., a Delaware corporation having a place of business at 1885 33rd Street, Boulder, Colorado 80301 ("Array"), and AMGEN INC., a Delaware corporation having a place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799 ("Amgen").

                                    RECITALS

         WHEREAS, Array possesses scientific, technical and proprietary information and materials relating to compounds which modulate the activity of PTP-1B (as defined below).

         WHEREAS, Amgen possesses scientific, clinical, regulatory and business expertise in the worldwide development, manufacture and commercialization of pharmaceutical products.

         WHEREAS, Amgen and Array desire to collaborate to identify, design, generate, characterize and optimize compounds which modulate the activity of PTP-1B.

         WHEREAS, Array wishes to grant and Amgen wishes to receive an exclusive license to make, use and sell Active Compounds (as defined below) in the Field of Use (as defined below) and other rights, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties agree as follows:

                                 1.0 DEFINITIONS

1.1 Defined Terms. Unless otherwise provided, each capitalized term used in this Agreement shall have the meaning assigned to it in the Glossary attached hereto as Exhibit A.

                              2.0 RESEARCH PROGRAM

2.1 Objectives. Array and Amgen shall undertake the Research Program for the purpose of designing, generating, characterizing and optimizing and testing of compounds which possess PTP-1B Activity.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2 Research Plan. The parties shall perform their respective obligations under the Research Program in accordance with the Research Plan, as set forth in Exhibit C. Any amendment to the Research Plan shall be effective when executed in accordance with Section 2.3, below.

2.3 Research Committee. A Research Committee will be created to manage the Research Program.

         (a) Within thirty (30) days after the Effective Date, each party will designate two (2) representatives to act as voting members of the Research Committee. The party designating a voting representative may at any time designate a substitute for such representative by providing written notice to the other party. Each party may also designate non-voting representatives to attend meetings of the Research Committee to provide information relating to any of the issues to be considered by the Research Committee. A chairman of the Research Committee will be designated annually on an alternating basis by Array and Amgen, with Array being responsible for designating the chairman for the first year. A secretary of the Research Committee will be designated by a vote of the Research Committee.

          (b) The Research Committee shall meet quarterly during the term of the Research Program, or at such other intervals as shall be determined by the Research Committee, to set the priorities and review the progress of the Research Program, to redesign and/or redirect the Research Plan and to amend the Research Plan as appropriate (which amendment shall be effective when approved in writing by the Research Committee). Such meetings are to occur at times and locations as shall be determined by the Research Committee. The secretary of the Research Committee will keep detailed minutes of all meetings of the Research Committee.

         (c) All decisions of the Research Committee shall be made by a majority vote of the voting members of the Research Committee in the exercise of good faith to further the Research Program, and any decision inconsistent with the terms of this Agreement is void. It is intended that the Research Committee proceed in a manner that fosters cooperation and communication between the parties. [ * ].

2.4 Array Researchers. The Research Committee shall approve the number and qualifications of the Array Researchers, who shall have the education and experience levels to meet the job description or requirements as set forth in the Research Plan. Amgen and Array acknowledge the importance of having personnel devoted full-time to work in the Research Program. Accordingly, in order to maximize the effective conduct of the Research Program, Array will use reasonable best efforts to maximize the continuity of Array Researchers conducting the Research Program.

2.5 Employee Obligations. Prior to beginning work on the Research Program and/or being given access to Array Technology, Amgen Technology or Licensed Technology, each employee, consultant or contractor of Array and Amgen shall have signed or shall be required to sign a non-disclosure and invention assignment agreement pursuant to which each such person shall agree




[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to comply with all of the obligations of Array or Amgen, as appropriate, substantially including: (a) promptly reporting any invention, discovery, process, software program or other intellectual property right within Licensed Technology; (b) assigning to Array or Amgen, as appropriate, all of his or her right, title and interest in and to any such invention, discovery, process, software program or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent rights; (d) performing all acts and signing, executing, acknowledging and delivering any and all papers, documents and instruments required for effecting the obligations and purposes of this Agreement and (e) abiding by the obligations of confidentiality and non-use set forth in this Agreement. It is understood and agreed that any such non-disclosure and invention assignment agreement need not be specific to this Agreement.

2.6 Materials and Equipment. Array shall be responsible for the procurement and documentation of the quality of all materials, equipment and facilities used for the preparation and analysis of Compound(s). Array covenants that the materials, equipment and facilities to be used by Array under this Agreement shall be of the same quality as Array in its experience and best scientific judgment uses in its own research of similar nature. At its own expense, Array shall be responsible for storing, handling, transporting and disposing of chemical synthesis by-products generated by Array during the performance of the Research Program.

2.7 Research Records. Array shall keep current written records, dated and witnessed and otherwise suitable for patent and reporting purposes, of all work performed and data developed for or on its behalf during the Research Program.

2.8      Transfer of Amgen Technology, Array Technology and Licensed Technology.

         2.8.1 Upon request by Array, Amgen may, on a case-by-case basis and at its sole discretion, supply Array with Amgen Technology for use by Array in conducting the Research Program.

         2.8.2 Within thirty (30) days after the Effective Date, Array will provide to Amgen in writing (or in another mutually-agreed tangible form) Array Technology and Licensed Technology that exists as of the Effective Date, in a detail sufficient to enable Amgen to practice its licenses under Section 3.0, below.

         2.8.3 From time-to-time or upon the request of Amgen, but no less frequently than on a quarterly basis during the term of the Research Program, Array shall transfer to Amgen in writing (or in another mutually-agreed tangible form), additional Array Technology and Licensed Technology developed by or received by Array during the term of the Research Program, in a detail sufficient to enable Amgen to practice its licenses under Section 3.0, below. From time-to-time as appropriate, thereafter, Array shall transfer to Amgen in writing (or in another mutually-agreed tangible form) structure, synthesis and characterization information



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

regarding Derivative Compounds developed by or received by Array after termination of the Research Program until the termination of the Agreement.

         2.8.4 As part of each disclosure pursuant to Sections 2.8.2 and 2.8.3, Array shall transfer or shall cause to be transferred to Amgen (or a Third Party designated by Amgen), at Amgen's expense, all Collaboration Compounds and Derivative Compounds synthesized by Array, in quantities and a chemical purity as set forth in the Research Plan or as otherwise agreed upon by the parties, for Amgen (or a Third Party designated by Amgen) to conduct a preclinical evaluation thereof. Together with each such Collaboration Compound and Derivative Compound, Array shall present to Amgen corresponding data and associated information including, but not limited to, end-of-compound preparation reports (e.g., detailed synthesis and analytical procedures), synthesis completion dates and lot numbers, batch identifications and a copy of all analytical data obtained. The parties shall confer, prior to any such delivery of Collaboration Compound(s) and/or Derivative Compound(s) to Amgen, regarding the container and shipping details, the analytical results and other related data. Each of the Collaboration Compound(s) and Derivative Compound(s) delivered under this Agreement shall pass to Amgen free and clear of any security interest, lien, or other encumbrance. Risk of loss for each of the Collaboration Compound(s) and Derivative Compound(s) shall remain with Array until each such Collaboration Compound(s) and Derivative Compound(s) has been delivered to the destination specified by Amgen in writing.

         2.8.5 During the term of the Research Program and thereafter until termination of the Agreement, Array agrees that, as reasonably requested by Amgen and at Amgen's expense, appropriate individuals shall be available to assist and consult with Amgen in connection with the Licensed Technology. Such assistance and consultation by Array shall be by means of personal visits, correspondence and telephone discussions.

         2.8.6 Array shall use Licensed Technology relating to Active Compounds and Amgen Technology for the sole purpose of conducting the Research Program at its company address listed above and not for any other use or purpose without the prior express written consent of Amgen. Without the prior written consent of Amgen, Array shall neither transfer nor provide access to Licensed Technology relating to Active Compounds and Amgen Technology to any Third Party, and shall maintain Licensed Technology relating to Active Compounds and Amgen Technology only at its company address set forth above. Any Amgen Technology transferred under this Agreement shall be deemed the Confidential Information of Amgen and be subject to the obligations of confidentiality and non-use set forth in this Agreement. Other than for the conduct of the Research Program as expressly set forth in this Agreement, it is agreed that the provision of Amgen Technology to Array under this Agreement shall not constitute any grant of, option or license to Array under any Amgen intellectual property rights or any other rights.

         2.8.7 Amgen shall use Array Technology for the sole purpose of exercising its rights under this Agreement and not for any other use or purpose without the prior written consent of Array. Without the prior written consent of Array, Amgen shall neither transfer nor provide access



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to Array Technology to any Third Party, other than as necessary to exercise its rights under this Agreement and subject to such Third Party having agreed to be obligated to the terms of confidentiality and non-use as set forth in this Agreement. Any Array Technology transferred under this Agreement shall be deemed the Confidential Information of Array and be subject to the obligations of confidentiality and non-use set forth in this Agreement. Other than as expressly set forth in this Agreement, it is agreed that the provision of Array Technology to Amgen under this Agreement shall not constitute any grant of, option or license to Amgen under any Array intellectual property rights or any other rights.

2.9 Reports. During the term of the Research Program, at its expense Array shall promptly supply Amgen with oral reports upon request, and written interim reports (with duplicate electronic copies in a format requested by Amgen) within [ * ] after the end of each quarter, or at such other interval as Amgen and Array shall agree as reasonable and appropriate. Each written report shall include: (i) the names of each Array Researcher conducting the Research Program,
(ii) an accounting in reasonable detail of Array Researcher FTEs devoted to the Research Program, (iii) a description in reasonable detail of the activities, including the work conducted and data generated by Array Researchers in support of the Research Program and (iv) a description in reasonable detail of all Licensed Technology generated by Array, specifically including, but not limited to, Collaboration Compound(s) and Derivative Compound(s), all assay data generated with any such Collaboration Compound(s) and Derivative Compound(s), methods and processes for the preparation of any such Collaboration Compound(s) and Derivative Compound(s), synthetic intermediates thereof, and methods and processes for the preparation of synthetic intermediates and raw materials useful in the preparation of any such Collaboration Compound(s) and Derivative Compound(s). [ * ].

2.10 Term. The term of the Research Program shall be for the period of the Research Program Initial Term, unless earlier terminated pursuant to Section 8.0, below, or extended in accordance with Sections 2.10.1 and 2.10.2, below.

         2.10.1 The term of the Research Program may be extended for an additional one (1) year period, upon Amgen providing Array with written notice thereof at least ninety (90) days prior to the expiration of the Research Program Initial Term. Any extension of the term of the Research Program under this Section 2.10.1 shall be on the terms and conditions set forth in this Agreement.

         2.10.2 Thereafter the Research Program may be extended by the mutual written agreement of the parties.

                             3.0 LICENSES AND OPTION

3.1 Exclusive License. Array hereby grants to Amgen a royalty-free, exclusive license, with the right to sublicense, under Licensed Technology and Licensed Patent Rights, to make, have



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in Active Compound(s) in the Field of Use in the Territory.

3.2 Non-Exclusive License. Array hereby grants to Amgen a royalty-free, non-exclusive license, with the right to sublicense, under Array Technology, solely to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in Active Compound(s) in the Field of Use in the Territory.

3.3 Research Use License. In addition to the provisions of Sections 3.1 and 3.2, Array hereby grants to Amgen an irrevocable, perpetual, compensation-free, non-exclusive license, without the right to sublicense, under Array Patent Rights, Array Technology, Licensed Patent Rights and Licensed Technology to make, have made and use Amgen Compounds, Collaboration Compounds and Derivative Compounds for Amgen's own internal research purposes (on its own or through a Third Party on behalf of or under the authority of Amgen).

3.4 Option. Array also grants to Amgen a [ * ] option to obtain an exclusive license to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or otherwise transfer title in Collaboration Compounds which do not possess PTP-1B Activity and Derivative Compounds which do not possess PTP-1B Activity (collectively, "Non-Active Compounds") in the Field of Use in the Territory ("Option"). The Option shall become effective on the Effective Date and will continue until termination of the Agreement. Within the term of the Option, the right to exercise the Option shall expire, on a Non-Active Compound -by- Non-Active Compound basis, prior to receiving Amgen's written notice of its intent to exercise its option (as set forth hereinbelow), upon (i) Array granting a Third Party the right to sell any such Non-Active Compound(s) for any purpose, including human therapeutic, prophylactic and diagnostic uses, or (ii) Array's election to develop such Non-Active Compound(s) itself. Amgen may exercise its Option for a Non-Active Compound by providing written notice to Array. In the event Amgen exercises the Option for a Non-Active Compound, Array shall [ * ] from the date of such notice to exclusively negotiate in good faith reasonable terms and conditions under a separate agreement to sublicense or to otherwise acquire Array's rights to such Non-Active Compound. If the [ * ] Array shall be [ * ] provided however, that if [ * ] Amgen Array [ * ] Non-Active Compound [ * ].

3.5 Non-Active, Non-Infringing Amgen Compounds. Notwithstanding anything to the contrary in this Agreement, other than with respect to Amgen Compounds which are Active Compounds, Amgen shall have the unrestricted, compensation-free right, with the right to sublicense, under Array Technology and Licensed Technology to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in, Amgen Compounds the making, having made, using, selling, offering to sell, or importing of which would not infringe one or more valid claims of an issued patent owned or Controlled by Array.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                      4.0 DEVELOPMENT AND COMMERCIALIZATION

4.1 Product Development. Amgen shall have sole and full control, authority, discretion and responsibility (e.g., on its own, through a sublicensee or through a Third Party on behalf of or under the authority of Amgen or its sublicensee) for conducting, funding and pursuing all aspects of clinical development, regulatory, manufacturing and commercialization of Active Compounds in the Field of Use in the Territory. Notwithstanding anything to the contrary in this Agreement, Array shall have no rights and will have no involvement with respect to any such clinical development, regulatory, manufacturing and commercialization.

4.2 Regulatory Filings and Governmental Approvals. Amgen shall have sole and full control, authority, discretion and responsibility (e.g., on its own, through a sublicensee or by a Third Party on behalf of or under the authority of Amgen or its sublicensee) to prepare, file and own all right, title and interest in Regulatory Filings and Governmental Approvals relating to Active Compounds developed by Amgen under this Section 4.2 in the Field of Use in the Territory. Notwithstanding anything to the contrary in this Agreement, Array shall have no rights with respect to the preparation, filing and ownership of any such Regulatory Filings and Governmental Approvals, but will, upon Amgen's reasonable request, assist Amgen in the preparation of such Regulatory Filings (at Amgen's expense).

                                5.0 CONSIDERATION

5.1 Signing Fee. Amgen shall pay to Array a one-time non-refundable signing fee of One Million Eight Hundred Forty Thousand Dollars ($1,840,000.00), due and payable within thirty (30) days after the Effective Date.

5.2 Research Program Funding. Amgen shall fund and Array shall conduct the Research Program at the following effort levels ("Funding Commitment"):

         5.2.1 Array will devote (i) [ * ] Array Researcher FTEs during each quarter of the first year of the Research Program Initial Term, provided however, if Array has devoted [ * ] Array Researcher FTEs in any such quarter then the Research Committee may approve an increase of [ * ] Array Researcher FTEs in the remaining quarter(s) of the first year, so long as the average number of Array Researcher FTEs for all four (4) quarters of the first year does [ * ] Array Researcher FTEs per quarter; (ii) [ * ] Array Researcher FTEs during each quarter of the second year of the Research Program Initial Term and (iii) if the term of the Research Program is extended for an additional year pursuant to Section 2.10.1, [ * ] Array Researcher FTEs during each quarter of such additional year.

         5.2.2 Each Array Researcher FTE for the Research Program will be funded by Amgen during the Initial Term at a rate of [ * ] and, if the term of the Research Program is extended for



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

an additional year pursuant to Section 2.10.1, at a mutually-agreed rate [ * ] per year (the "FTE Rate").

         5.2.3 Payment by Amgen to Array for the first quarter of the Research Program shall be made within thirty (30) days after the Effective Date. Thereafter payments shall be made by Amgen to Array quarterly, in advance, within thirty (30) days after receipt of an invoice from Array which sets forth the actual Array Researcher FTEs from the previous quarter and the estimated FTEs for the upcoming quarter.

         5.2.4 In the event that for any quarter of the Research Program the number of Array Researcher FTEs funded by Amgen for such quarter shall exceed the number of Array Researcher FTEs devoted to the conduct of the Research Program in such quarter, Amgen shall be entitled to credit any such excess against the Funding Commitment in the next quarter. In the event that upon termination of the Research Program the aggregate number of Array Researcher FTEs funded by Amgen over the term of the Research Program shall exceed the aggregate number of Array Researcher FTEs devoted to the conduct of the Research Program over the term of the Research Program, Array shall promptly reimburse Amgen for such excess at the applicable FTE Rate.

         5.2.5 At any time during the term of the Research Program, either party may propose in writing an increase or decrease of the number of FTEs, but the other party is not obligated to accept such proposal, and any Funding Commitment for the remaining term of the Research Program will be increased or decreased only by mutual written agreement.

         5.2.6 It is understood and agreed that Amgen shall reimburse Array for the actual cost of fine chemicals and screening supplies and reagents, as set forth in the Supplies Budget section of the Research Plan, or as otherwise authorized in writing by the Research Committee. Other than as specifically set forth in Section 5.2, Amgen shall have no obligation to reimburse Array for any costs and expenses incurred by Array in the performance of the Research Program.

5.3      Milestones.

         5.3.1    Research

         Upon the achievement by the performance of Array of each of the following research goals with respect to at least one (1) Active Compound which is owned or Controlled by Array and which at the time of such achievement is not in the public domain and/or claimed by a Third Party patent or published patent application (not Controlled by Array) ("Research Milestone Event(s)"), Amgen shall pay to Array the corresponding one-time research milestone payments set forth hereinbelow ("Research Milestone Payment(s)"):

                  (a) Within thirty (30) days following receipt of notice and invoice by Amgen of achievement by the performance of Array (during the term of the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                       Research Program) of all the specified Stage I Research Goals of the Research Program, as defined in the Research Plan and as reasonably determined by Amgen, Amgen shall pay to Array a one-time Research Milestone Payment [ * ] provided however, that if the achievement has occurred more then thirty (30) days prior to the first anniversary of the commencement date of the Research Program Initial Term, then the Research Milestone Payment will be paid on or before such first anniversary.

                  (b) Within thirty (30) days following receipt of notice and invoice by Amgen of achievement by the performance of Array (during the term of the Research Program) of all the specified Stage II Research Goals of the Research Program, as defined in the Research Plan and as reasonably determined by Amgen, Amgen shall pay to Array a one-time Research Milestone Payment of [ * ].

         5.3.2    Clinical

         Within thirty (30) days following the first achievement or occurrence by the performance of Amgen or a sublicensee of Amgen of each of the following clinical milestone events with a first Active Compound ("Clinical Milestone Event(s)"), Amgen shall pay to Array the corresponding one-time clinical milestone payments set forth hereinbelow ("Clinical Milestone Payment(s)"):


                                                                                                 Clinical Milestone
                  Clinical Milestone Event                                                            Payment
                  ------------------------                                                       ------------------
                  (a)    Upon administration of an Active Compound
                         to the first patient                                                        [  *  ]

                  (b)    Upon administration of an Active Compound
                         to the first patient in the first Pivotal Trial                             [  *  ]

                  (c)    Upon the first filing of an NDA/PLA or an equivalent
                         application seeking authorization to market an Active
                         Compound in (i) the United States; (ii) Japan; or
                         (iii) the European Union (EU)                                               [  *  ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                                                                                 Clinical Milestone
                  Clinical Milestone Event                                                            Payment
                  ------------------------                                                       ------------------
                  (d)    Upon the first approval of an NDA/PLA or an equivalent
                         authorization to market an
                         Active Compound in the United States                                        [  *  ]

                  (e)    Upon the first approval to market an Active
                         Compound in the European Union (EU)                                         [  *  ]

                  (f)    Upon the first approval to market an Active
                         Compound in Japan                                                           [  *  ]

                         Total                                                                   $33,000,000.00
                                                                                                 --------------

         5.3.3 Amgen shall not be obligated to pay any Milestone Payment under
Section 5.3 more than once, regardless of the number of Active Compound(s) that achieve a particular Milestone Event.

5.4 License Maintenance Fees. In order to retain its licenses under Sections 3.1 and 3.2 following the respective dates set forth below, Amgen shall pay to Array [ * ] license maintenance fees totaling [ * ] payable as follows:

         (a) On or before [ * ], Amgen shall pay Array a one-time non-refundable fee of [ * ] provided the Research Program was not terminated prior to [ * ]; and

         (b) On or before [ * ], Amgen shall pay Array a one-time non-refundable fee of [ * ] provided the Research Program was not terminated prior to [ * ].

5.5 No Further Consideration. Other than as set forth in this Section 5.0, Amgen shall not be obligated to pay any additional fees or make any additional payments.

5.6      Paid-Up License. Upon payment of the Signing Fee pursuant to
Section 5.1, Research Funding pursuant to Section 5.2, Milestone Payments pursuant to Section 5.3 and the License Maintenance Fee pursuant to Section 5.4, Amgen shall have a fully paid-up (without an obligation of further consideration), perpetual, unrestricted, exclusive license, with a right to sublicense, under Array Technology, Licensed Technology, Array Patent Rights and Licensed Patent Rights, to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in Active Compounds in the Field of Use in the Territory.

5.7 Payments. All payments by Amgen to Array under this Agreement shall be in United States Dollars in immediately available funds and shall be made by wire transfer from a United States bank located within the United States to such bank account as designated by Array, or by an alternative mutually-agreed-upon manner.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                            6.0 INTELLECTUAL PROPERTY

6.1      Ownership of Licensed Technology.

         6.1.1 All right, title and interest to all Collaboration Technology and all patent rights and other intellectual property rights related thereto shall belong to Array.

         6.1.2 All right, title and interest to all Joint Technology and all patent rights and other intellectual property rights related thereto shall belong jointly to Amgen and Array. Except as expressly provided in this Agreement, it is understood that Amgen shall have no obligation to account to Array for profits or to obtain any approval of Array to license or exploit any jointly owned invention, by reason of joint ownership of any invention or other intellectual property.

         6.1.3 All right, title and interest to all Amgen Technology and Amgen Compounds and all patent rights and other intellectual property rights related thereto shall belong to Amgen.

6.2      Prosecution of Licensed Patent Rights.

         6.2.1 Amgen, at its own cost and expense, shall have the sole right to prepare, file, prosecute, maintain and defend Licensed Patent Rights, using mutually acceptable outside counsel. Amgen will keep Array reasonably informed as to the status of patent matters relating to Licensed Patent Rights (including providing Array copies of any documents that Amgen receives or sends to patent offices) in reasonable time to allow Array, at Array's expense, to review and provide comments concerning proposed responses, interferences and oppositions, and Amgen will consider all reasonable comments received by Array.

         6.2.2 Amgen shall be entitled to determine the countries in which patent protection for Licensed Technology shall be sought and maintained under this Agreement.

         6.2.3. Amgen shall be free, at any time and at its sole option, not to seek, to abandon or stop funding of patent prosecution or maintenance of any Licensed Patent Rights in any country.

         6.2.4 Array shall cooperate with Amgen and render all reasonable assistance in preparing, filing, prosecuting, maintaining and defending Licensed Patent Rights before any patent offices in the Territory. At Amgen's request and expense, Array shall cooperate with Amgen (and use best efforts to cause the cooperation of any of Array's employees, consultants or contractors as might reasonably be requested) in any such matters and shall sign any necessary legal papers and provide Amgen with data or other information in support thereof. Both parties shall meet on a regular basis, but not less than annually, to discuss the prosecution of and other proceedings such as interferences and oppositions concerning Licensed Patent Rights.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3      Infringement Enforcement of Licensed Patent Rights.

         6.3.1 If Array learns of a continuing infringement by a Third Party of a claim of an issued patent within the Licensed Patent Rights, Array shall promptly notify Amgen and shall provide Amgen with available evidence of such infringement.

         6.3.2 Amgen shall have the sole right but not the obligation, at its own expense, to bring, defend and maintain any suit or action for infringement by a Third Party of a claim of an issued patent within Licensed Patent Rights. In such case, Array shall actively assist, as reasonably requested by Amgen, in the prosecution of any such action. If Amgen finds it necessary or desirable for Array to join Amgen as a party, Array shall execute all papers or perform such other acts as may reasonably be required by Amgen. The costs and expenses of any such action (including any costs incurred by Amgen's requested participation and assistance by Array) shall be borne by Amgen. Any monetary award or settlement received by Amgen shall belong to Amgen. In any suit under this Section 6.3.2 in which Array is joined or is named as a party, Array shall not admit liability nor settle or otherwise consent to an adverse judgment, without the prior written consent of Amgen.

6.4      Infringement Defense.

         6.4.1 If Array receives any information or a notice of alleged infringement of a Third Party's intellectual property rights concerning the making, having made, using, selling, leasing, offering to sell or lease, importing, exporting or otherwise transferring physical possession of or title in an Active Compound, Array shall promptly notify Amgen and shall provide Amgen with details concerning such information or notice.

         6.4.2 Amgen shall have the right, but not the obligation, to defend any suit against Amgen or its sublicensees alleging infringement of any patent claim or other intellectual property right of a Third Party because of Amgen's (or its sublicensees') practice of its licenses under this Agreement, including the making, having made, using, selling, leasing, offering to sell or lease, importing, exporting or otherwise transferring physical possession of or title in an Active Compound by Amgen or its sublicensees. If Amgen finds it necessary or desirable, Array agrees to cooperate with Amgen (as may reasonably be requested by Amgen) and to use its best efforts to ensure that any Array personnel (as may reasonably be requested for assistance by Amgen) will be available to cooperate with Amgen, at Amgen's expense, during the defense of any such suit. If Amgen finds it necessary or desirable for Array to join Amgen as a party, Array shall execute all papers or perform such other acts as may reasonably be required by Amgen. The costs and expenses of any action under this
Section 6.4.2, including attorney fees and all damages and settlements, including any costs incurred by Array as a result of Amgen's requested participation and assistance of Array shall be borne by Amgen. In any suit under this Section 6.4.2 in which Array is joined or is named as a party, Array shall neither admit liability nor settle or otherwise consent to an adverse judgment, without the prior written consent of Amgen.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                               7.0 CONFIDENTIALITY

7.1 Obligations of Confidentiality. For a period of [ * ] years after expiration or termination of this Agreement, each party shall maintain in confidence the Confidential Information of the other party which is disclosed pursuant to this Agreement, and shall not disclose, use or grant use of the Confidential Information of the other party except on a need-to-know basis to such party's directors, officers, employees and consultants working on such party's premises, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure to any person is authorized by this Agreement, prior to disclosure, a party making such disclosure shall have obtained written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other party except as expressly permitted under this Agreement.

         7.1.1 Notwithstanding the foregoing in Section 7.1, such obligations of confidentiality and non-use shall not apply to that aspect of information which the receiving party can establish by competent proof:

               (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

               (b) was generally known to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure, through no fault of the receiving party;

               (d) was subsequently lawfully disclosed to the receiving party by a Third Party who did not require the receiving party to hold it in confidence or limit its use, provided it was not obtained by such Third Party under an obligation of confidentiality directly or indirectly from the other party; or

               (e) was independently discovered or developed by the receiving party without access to or the use of the other party's Confidential Information, as can be documented by written records created at the time of such independent discovery or development.

         7.1.2 Subject to Section 7.1.3, below, all Confidential Information, if disclosed in a writing or embodied in a tangible item or product, shall be marked "confidential" or, if disclosed orally or in an intangible form, shall within a reasonable period but in no event more than forty-five (45) days following such disclosure be reduced to (or summarized in) writing, marked "confidential" and delivered by the disclosing party to the receiving party.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         7.1.3 Notwithstanding anything to the contrary in this Agreement (including Section 7.1.2), for purposes of this Agreement: (i) Amgen Technology and all oral or written communications regarding the Amgen Technology are, and shall remain, Confidential Information of Amgen; and (ii) the Collaboration Technology and Joint Technology and all oral or written communications regarding the Collaboration Technology and Joint Technology, the source data and information and/or the reports (or any data or information contained therein) described in Section 2.0 are, and shall be considered, the Confidential Information of Amgen.

7.2      Permitted Disclosure.

         7.2.1 Notwithstanding the obligations of Section 7.1, each party may disclose the other party's Confidential Information or joint Confidential Information in establishing rights or enforcing obligations under this Agreement or in complying with applicable laws and regulations; provided however, that in each case described herein if a party shall be required to make any disclosure of the other party's Confidential Information or joint Confidential Information under this Section 7.2.1, (a) it will give reasonable advance notice to the other party of such disclosure requirement, (b) it will provide a copy of the proposed disclosure to the other party and (c) at the request of the other party, it will use commercially reasonable efforts in assisting the other party to secure confidential treatment of such Confidential Information required to be disclosed, including cooperating with the other party to obtain a protective order of the other party's Confidential Information or of joint Confidential Information.

         7.2.2 The parties agree that the material terms of this Agreement shall be considered Confidential Information of both parties. Neither party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party; provided however, that (a) a party may disclose the terms or conditions of this Agreement on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly permitted by this Agreement and in confidence under terms and conditions at least as restrictive as set forth in this Agreement, provided however, in no event will Array disclose Exhibits C or D; (b) Amgen may disclose the terms or conditions of this Agreement or any aspect of the research conducted pursuant to this Agreement in confidence under terms and conditions at least as restrictive as set forth in this Agreement, to prospective sublicensee(s) and shall use reasonable efforts to secure confidential treatment of such Confidential Information) and (c) the parties will consult with one another concerning the terms of this Agreement to be redacted in SEC filings.

         7.2.3 Amgen may disclose Array Technology to the extent such disclosure is reasonably necessary in the following instances: (a) Regulatory Filings; (b) complying with applicable governmental regulations; (c) conducting pre-clinical or clinical trials of Licensed Products; and (d) medical education, marketing and sales of Licensed Products.

7.3 Public Announcements. Except as may otherwise be required by law or regulation in accordance hereinbelow, neither party shall make any public announcement, directly or



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

indirectly, concerning this Agreement or the subject matter hereof without first submitting a copy of the proposed announcement to the other party for review and obtaining the prior written approval of the other party. If either party is required by law to make a public announcement concerning this Agreement or the subject matter hereof (including, without limitation, in a filing with the United States Securities and Exchange Commission), such party shall give reasonable prior advance notice of the proposed text of such announcement to the other party for its prior review and approval, which approval shall not be unreasonably withheld. The other party shall provide its comments, if any, on such announcement as soon as practicable, and in no event later than four (4) business days or such other time as mutually agreed upon to consent to the publication of such announcement, such consent not to be unreasonably withheld. The parties will work together in good faith to agree on the format, content and other elements of such announcement.

7.4 Publication. Amgen may publish scientific results of its work within the scope of the licenses granted under this Agreement; provided however, that Amgen complies with the following procedure:

         (a) At least [ * ] days prior to submission for publication, Amgen shall provide Array with a copy of any such planned publication by Amgen that would disclose the Confidential Information of Array, for Array's written consent prior to the disclosure of such Confidential Information. Array shall notify Amgen in writing within [ * ] days after receipt of the planned publication as to whether (i) Array consents to the disclosure of such Confidential Information of Array, (ii) Array requires Amgen to remove all or part of any Confidential Information of Array prior to publication or (iii) Array reasonably believes that any invention in Licensed Technology would be disclosed by such planned publication. In the event of notice by Array under
Section 7.4(a)(ii), Amgen agrees to remove such Confidential Information of Array requested in the notice by Array. In the event of notice by Array under
Section 7.4(a)(iii), Amgen agrees to delay publication for a reasonable time period (not to exceed [ * ] sufficient for a patent application thereon to be filed pursuant to Section 6.2. It is understood and agreed that failure of Amgen to receive notification from Array within [ * ] of receipt of a planned publication under this Section 7.4(a) shall be deemed consent by Array to such publication.

         (b) Any such publication will include recognition of the contributions of Array according to standard practice for assigning scientific credit, either through authorship or acknowledgment, as may be appropriate.

         (c) Array shall have no right to publish scientific results of its work within the scope of the licenses granted under this Agreement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                 8.0 TERMINATION

8.1      Term. Unless terminated earlier pursuant to the terms of this
Section 8.0, this Agreement will continue in full force and effect until Array receives notification from Amgen pursuant to Section 8.4(b), below.

8.2 Termination of the Research Program. Upon one hundred eighty (180) days prior written notice, Amgen shall have the right at any time to terminate the Research Program prior to the expiration of the Research Program Initial Term, and the effects of such termination shall be as set forth in Section 8.3. Array shall neither increase the number of Array Researcher FTEs nor make any additional purchases for the Research Program (e.g., materials, equipment, fine chemicals, screening supplies and reagents) after receiving such notice from Amgen.

8.3 Effects of Termination of Research Program. Upon termination of the Research Program, the parties shall have the following rights and obligations:

         8.3.1 Unless terminated under Sections 8.6 or 8.7, below, if the Research Program is terminated prior to the second anniversary of the commencement date of the Research Program Initial Term, this Agreement shall be terminated.

         8.3.2 If the Research Program is terminated on or after the second anniversary of the commencement date of the Research Program Initial Term or is earlier terminated under Sections 8.6 or 8.7, below, all rights and obligations set forth under this Agreement (specifically including Amgen's license rights under Section 3.0 and obligations under Sections 5.3.2, 5.3.4, 5.4 and 5.7) shall remain in full force and effect; provided however, that Amgen's obligation to fund and Array's obligation to conduct the Research Program will terminate and Amgen's obligations under Section 5.3.1 shall terminate.

8.4 Termination of Licenses or Agreement. In addition to Amgen's ability to terminate the Research Program under Section 8.2, Amgen shall have the right (a) at any time to terminate any of its license rights, in whole or part (on a territory-by-territory basis or otherwise), and its corresponding obligations (subject to Section 8.9) under this Agreement, provided all other rights and obligations under this Agreement remain in full force and effect and/or (b) to terminate this Agreement by providing notice under Section 9.2.2(c), below.

8.5      Default.

         8.5.1 In the event any material representation or warranty made under this Agreement by either party shall have been untrue in any material respect ("Representation Default") or upon any material breach or material default of a material obligation of this Agreement by a party ("Performance Default"), the party not in default ("Non-Defaulting Party") must first give the other party ("Defaulting Party") written notice thereof ("Notice of Default"), which notice must state the nature of the Representation Default or Performance Default in reasonable detail and request the Defaulting Party cure such default [ * ] for non-payment. If the Defaulting Party


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall dispute the existence, extent or nature of any default set forth in a Notice of Default, the parties shall use good faith efforts to resolve the dispute.

         8.5.2 In the event of (a) a Representation Default by Array wherein the underlying facts shall not have been brought into conformity with the representation and warranty within the period set forth in Section 8.5.1 after receipt of a Notice of Default (or, if the underlying facts of such Representation Default cannot be brought into conformity within such period and Array shall have failed to commence substantial remedial actions to bring such facts into conformity within such period and to diligently pursue the same) or
(b) a Performance Default by Array that shall not have been cured within the period set forth in Section 8.5.1 after receipt of a Notice of Default (or, if such Performance Default cannot be cured within such period and Array shall have failed to commence substantial remedial actions to cure such Representation Default or Performance Default within such period and to diligently pursue the same); then upon such failure of Array to cure such Representation Default or Performance Default, Amgen (in addition to any other remedies which may be available to Amgen at law or equity), at its option, may (i) in the event such Representation Default or Performance Default is curable, maintain this Agreement and place the amount, when due, of any then- or subsequently-due Milestone Payment in an interest-bearing escrow account until such default is cured or (ii) terminate this Agreement. Promptly following the cure of such Default, Amgen shall cause all amounts paid into such escrow account, together with all accrued interest thereon, to be delivered to Array. Array shall pay all fees for establishing and maintaining such escrow account.

         8.5.3 In the event of (a) a Representation Default by Amgen, wherein the underlying facts shall not have been brought into conformity with the representation and warranty within the period set forth in Section 8.5.1 after receipt of a Notice of Default (or, if the underlying facts of such Representation Default cannot be brought into conformity within such period and Amgen shall have failed to commence substantial remedial actions to bring such facts into conformity within such period and to diligently pursue the same) Array, at its option, may terminate this Agreement (in addition to any other remedies which may be available to Array at law or equity); (b) a Performance Default by Amgen that shall not have been cured within the period set forth in
Section 8.5.1 after receipt of a Notice of Default (or, if such Performance Default cannot be cured within such period and Amgen shall have failed to commence substantial remedial actions to cure such Performance Default within such period and to diligently pursue the same) and such Performance Default arises from a material breach or material default of Section 5.0, Array (in addition to any other remedies which may be available to Array at law or equity), at its option, may terminate this Agreement; or (c) a Performance Default by Amgen that shall not have been cured within the period set forth in
Section 8.5.1 after receipt of a Notice of Default (or, if such Performance Default cannot be cured within such period and Amgen shall have failed to commence substantial remedial actions to cure such Performance Default within such period and to diligently pursue the same) and such Performance Default arises from a material breach or material default of other than Section 5.0, Array may only seek remedies which may be available at law, but may not seek to terminate this Agreement; provided however, that all of Amgen's rights and obligations under this Agreement shall remain in full force and effect.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.6      Bankruptcy.

         8.6.1 Amgen may terminate the Agreement if, during the term of the Research Program, Array shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Array or of its assets, or if Array proposes a written agreement of composition or extension of its debts, or if Array shall be served with an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if Array shall propose or be a party to any dissolution or liquidation, or if Array shall make an assignment for the benefit of creditors.

         8.6.2 All rights and licenses granted under or pursuant to this Agreement by Amgen or Array are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that Amgen shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Array under the U.S. Bankruptcy Code, Amgen shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them
(i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless Array (or a trustee on behalf of Array) elects to continue to perform all of their obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Array upon written request therefor by Amgen.

8.7 Acquisition. In the event that during the term of the Research Program, a Third Party (the "Acquiring Party") shall acquire, directly or indirectly, [ * ] or more of the shares of Array stock entitled to vote for the election of directors of Array, Amgen shall have the right, within one hundred twenty (120) days of such acquisition, to terminate such Research Program upon ninety (90) days notice to the Acquiring Party, and Amgen's obligations to fund and Array's obligation to conduct the Research Program shall terminate.

8.8 Consequences of Termination of this Agreement. Upon termination of this Agreement under this Section 8.0, the following rights and obligations shall apply:

         8.8.1 Amgen shall have no further payment obligations under Section 5.0 (Consideration), subject to Section 8.9, below.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         8.8.2 Subject to Section 8.9, below, the parties shall have no further obligations (a) under Section 9.1, below and (b) under Section 9.2, below, in the event this Agreement is terminated in accordance with Section 8.5.3.

         8.8.3 Any rights or obligations set forth under this Agreement which of their nature are intended to extend beyond the term of the Agreement shall survive, specifically including the following:

               (a) The parties shall retain all of their respective ownership rights as set forth in Section 6.1;

               (b) Amgen shall retain all of its rights under Sections 3.3, 3.5,
4.2 and 6.4;

               (c) Amgen shall retain all of its rights under Sections 3.1, 3.2, 3.4, 4.1, 5.5, 5.6, 6.2 and 6.3, provided however, in the event of termination of this Agreement in accordance with Sections 8.2 prior to the second anniversary of the commencement date of the Research Program Initial Term or 8.5.3, Amgen shall cease development of Active Compounds pursuant to Section 4.1 and all rights granted by Array to Amgen under Sections 3.1, 3.2, 3.4, 5.6, 6.2 and 6.3 shall revert to Array. In the event of a termination described in the preceding sentence, for a period of one (1) year after the date of termination of this Agreement, Array shall have the exclusive option to negotiate reasonable terms and conditions under a separate agreement to sublicense or otherwise acquire the rights in or to Amgen's rights in Active Compounds within Joint Technology and in Licensed Patent Rights claiming Active Compounds within Joint Technology; provided however, that if the parties are unable to agree on terms within such exclusive period, then Amgen shall be free to use, sublicense or otherwise dispose of such rights;

               (d) The parties shall retain all rights and obligations under
Section 9.2, below, (except as otherwise set forth in Section 8.8.2(b)) and
Section 9.3, provided however, in the event this Agreement is terminated in accordance with Section 8.5.2, Array shall have no further obligations under Sections 9.2.1(a) and (d); and

               (e) Sections 7.0 (Confidentiality); 8.0 (Termination); 10.0 (Indemnity), below, and 11.0 (General Provisions), below, shall remain in full force and effect.

         8.8.4 Within thirty (30) days thereafter, Array shall at Amgen's request destroy or return all Amgen Technology (other than with respect to maintaining one (1) archival copy of Confidential Information related thereto for its legal files, for the sole purpose of determining its obligations under this Agreement) and shall provide Amgen with certification by an officer of Array that all such materials have been destroyed or returned to Amgen, as appropriate.

8.9 Accrued Rights. Termination, relinquishment or expiration of any licenses under this Agreement or of this Agreement for any reason in accordance with Section 8.0 shall be without

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration.

8.10 Damages. Notwithstanding anything to the contrary in this Agreement, neither party shall be liable for consequential or incidental damages of any nature arising from such party's activities under this Agreement, including, without limitation, lost profits or opportunities or injury to a person or property resulting from the termination (in whole or part) of the licenses to Licensed Technology or this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  9.0 REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1      Representations and Warranties.

         9.1.1 Each party represents and warrants to the other party on the Effective Date that:

               (a) it is duly organized and validly existing and in good standing under the laws of the State of Delaware, and it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations under this Agreement;

               (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such party, and the person executing this Agreement on behalf of each party has been duly authorized to do so by all requisite corporate actions;

               (c) the execution and delivery of this Agreement and the performance by such party of any of its obligations under this Agreement do not and will not (i) conflict with or constitute a breach or violation of any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to such party or its properties or, to such party's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such party or its properties, and (ii) with respect to the execution and delivery of this Agreement, require any consent or approval of any governmental authority or other person;

               (d) it is aware of no action, suit, inquiry or investigation contemplated or instituted by any governmental agency which questions or threatens the validity of this Agreement; and

               (e) this Agreement is legally binding and enforceable in accordance with its terms.

         9.1.2 Array further represents and warrants to Amgen that on the Effective Date:

               (a) Exhibit B contains a list of all patents and/or patent applications within Licensed Patent Rights in the Territory as of the Effective Date;

               (b) Array owns or Controls all Array Patent Rights and Licensed Patent Rights set forth in Exhibit B and has all rights necessary to grant the rights and licenses with respect to Array Patent Rights, Licensed Patent Rights, Array Technology and Licensed Technology existing as of the Effective Date;

               (c) Array has no knowledge that any patents or patent applications within the Licensed Patent Rights are totally invalid or unenforceable in their entirety;


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

               (d) Array has no knowledge of any intellectual property rights of Third Parties that would materially impair the license rights that are granted under this Agreement to Amgen; and

               (e) Array is aware of no action, suit or inquiry or investigation contemplated or instituted by any U.S. federal or state governmental agency which questions or threatens the validity of this Agreement.

9.2      Covenants.

         9.2.1    Covenants of Array:

                  (a) Array covenants (i) to use commercially reasonable efforts, and to commit the personnel, facilities and other resources reasonably necessary to conduct its obligations under the Research Program, and (ii) to conduct its obligations under the Research Plan to accomplish the goals and objectives set forth in this Agreement using no less than commonly accepted professional standards of workmanship.

                  (b) Array covenants that during the term of the Research Program and thereafter until termination of the Agreement it shall work exclusively with Amgen regarding the Research Field, including specifically that it (i) shall not grant any right, license, consent or privilege to any Third Party that would conflict with the rights granted to Amgen under this Agreement;
(ii) shall not file or prosecute any patent application for which Amgen has a right to file or prosecute under Section 6.2; and (iii) shall not either itself, or with or through any Third Party (other than Amgen pursuant to this Agreement), directly or indirectly undertake to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in (including to develop and seek registration for) any Active Compound for any use in the Territory or otherwise engage in any activities in the Research Field.

                  (c) Array covenants that it shall not (without Amgen's written consent) conduct any activity, either itself or through a Third Party, that conflicts with the rights granted to Amgen under this Agreement.

                  (d) Array covenants not to utilize any process, intermediate or reagent in the preparation of any Collaboration Compound or to prepare any Collaboration Compound which to Array's knowledge would infringe the claim of any issued patent or fall within the scope of other intellectual property rights, including but not limited to the claims of published patent applications, of a Third Party without Amgen's prior written consent.

                  (e) Array covenants that it shall comply with all applicable laws, regulations and guidelines in connection with the performance of its obligations and rights pursuant to this Agreement.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         9.2.2    Covenants of Amgen:

                  (a) Amgen covenants that it shall use Commercially Reasonable Efforts in conducting clinical trials of Active Compound(s). It shall be in Amgen's sole discretion as to which and how many Active Compound(s) shall be developed under this Agreement; by way of example and not by way of minimum requirement, if Amgen pursues development of one (1) Active Compound it will be deemed to have used Commercially Reasonable Efforts under this Agreement.

                  (b) Amgen covenants that it shall comply with all applicable laws, regulations and guidelines in connection with the performance of its obligations and rights pursuant to this Agreement.

                  (c) Amgen covenants that, after expiration of the Research Program Initial Term, it shall promptly notify Array in writing upon Amgen's decision to abandon all research, development and/or commercialization activities and plans related to all Active Compounds.

9.3 Disclaimers. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE TECHNOLOGY PROVIDED UNDER THIS AGREEMENT ARE BEING PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE WHATSOEVER REGARDING THE MATERIALS, INFORMATION, AMGEN TECHNOLOGY, ARRAY TECHNOLOGY AND THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS TO THIRD PARTIES.

                                 10.0 INDEMNITY

10.1 Amgen Indemnity. For a period of [ * ] years after expiration or termination of this Agreement, Amgen will indemnify Array and hold Array harmless from all liability, loss, damage and cost arising out of any claims, demands, actions or other proceedings by Third Parties of any nature (other than claims by Third Parties relating to patent infringement) to the extent the same arises out of (i) the research, development, marketing and/or sale of Amgen Compounds, Collaboration Compounds and/or Derivative Compounds (specifically including Active Compounds) by, on behalf of or under authority of Amgen or its sublicensees pursuant to the licenses granted under this Agreement and/or (ii) any Amgen representation or warranty set forth in this Agreement having been untrue in any material respect when made, except to the extent in either (i) or
(ii) above that such claim arises from Array's willful misconduct or negligence or otherwise covered by Section 10.2.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.2 Array Indemnity. For a period of [ * ] years after expiration or termination of this Agreement, Array will indemnify Amgen and hold Amgen harmless from all liability, loss, damage and cost arising out of any claims, demands, actions or other proceedings by Third Parties of any nature (other than claims by Third Parties relating to patent infringement) to the extent the same arises out of (i) the conduct by Array of its obligations under this Agreement and/or (ii) any Array representation or warranty set forth in this Agreement having been untrue in any material respect when made, except to the extent in either (i) or (ii) above that such claim arises from Amgen's willful misconduct or negligence.

10.3     Procedure. A party that intends to claim indemnification under this
Section 10.0 (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any loss, liability, damage, expense, claim, demand, action or other proceeding in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires to assume (jointly with any other indemnitor similarly noticed) the defense thereof with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee; provided however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this
Section 10.0 shall not apply to amounts paid in settlement of any loss, liability, damage, expense, claim, demand, action or other proceeding if such settlement shall be effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The failure by the Indemnitee to deliver notice to the Indemnitor within a reasonable time after commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 10.0, but the omission to deliver notice to the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnitee other than under this Section 10.0. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in such action or other proceeding that materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee under this Section 10.0 and its employees and agents shall cooperate reasonably with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

10.4 Insurance. Each party will maintain, through self-insurance or commercially placed insurance, adequate coverage for the indemnification obligations set forth in this Agreement.

                             11.0 GENERAL PROVISIONS

11.1 Independent Contractors. The relationship of the parties hereto shall be that of independent contractors. The parties hereto shall not be deemed to be agents, employer-employee, partners or joint venturers of the other for any purpose as a result of this Agreement or


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of the transactions contemplated thereby. No party shall incur any debts or make any commitments for the other party except to the extent, if at all, specifically provided in this Agreement. Array shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

11.2 Assignments. Neither party shall assign any of its rights nor assign or delegate any of its obligations under this Agreement except: (i) as incident to a merger, consolidation, reorganization or acquisition of stock or assets or similar transaction affecting all or substantially all of the assets or voting control of the assigning party; (ii) to any directly or indirectly wholly-owned subsidiary if the assigning party remains liable and responsible for the performance and observance of all of the subsidiary's duties and obligations under this Agreement; or (iii) upon the written consent of the other party, such consent not to be unreasonably withheld. This Agreement shall be binding upon the successors and permitted assigns of the parties, and the name of a party appearing in this Agreement shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.2 shall be void.

11.3 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.4 No Trademark Rights. Except as otherwise provided in this Agreement or agreed to in advance in writing, no right, express or implied, is granted by this Agreement to use in any manner the names "Array" or "Amgen", or any other trade name or trademark of Array or Amgen or the names of any employees thereof, for any purpose.

11.5 Export Requirements. Each party agrees to comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. Each party hereby agrees and by entering into this Agreement gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data within Licensed Technology, that it will be solely responsible for any violation of any such laws and regulations by itself or its sublicensees, and that it will indemnify, defend and hold the other party harmless from any liability in the event of any legal action of any nature occasioned by such violation.

11.6 Severability. In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere this Agreement shall not be affected so long as the parties are still able to realize the principal benefits bargained for in this Agreement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.7 Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.8 Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of California, without reference to the conflicts of law principles thereof. The parties hereby acknowledge their diversity (Array having its principal place of business in Colorado and Amgen having its principal place of business in California) and, if Array brings suit under this Agreement such suit shall be brought in Federal District Court in Los Angeles, California or the California state courts of general jurisdiction in Los Angeles, California (and the parties will submit to the jurisdiction thereof) and, if Amgen brings suit under this Agreement such suit shall be brought in the Federal District Court in Denver, Colorado or the Colorado state courts of general jurisdiction in Denver, Colorado (and the parties will submit to the jurisdiction thereof).

11.9 Notices and Deliveries. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by commercial overnight courier, or transmitted by telex, telegram or telecopy (receipt verified) to the party to whom it is directed at its address shown below or such other address as such party shall have last given by notice to the other party. All notices shall be effective upon receipt.

If to Array, addressed to:           If to Amgen addressed to:
     1885 33rd Street                  AMGEN INC.
     ARRAY BIOPHARMA INC.              One Amgen Center Drive
     Boulder, CO  80301                Thousand Oaks, CA  91320-1799
     Attn: President                   Attn:  Executive Vice President, Research
     cc:  Chief Operating Officer      cc:  Secretary and General Counsel

11.10 Force Majeure. If the performance of any part of this Agreement by either party or of any obligation under this Agreement (other than for the payment of money) shall be prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform (unless conclusive evidence to the contrary shall be provided), the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

11.11 Dispute Resolution. Array and Amgen shall deal with each other in good faith. The parties agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the parties shall undertake good faith efforts to amicably resolve such dispute between themselves. In the event the Research Committee shall be unable to resolve any



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such dispute, the matter shall be referred to the President or another designated representative of Array and to the Executive Vice President, Research or another designated representative of Amgen for further review and resolution.

11.12 Exhibits. All Exhibits referenced in and attached hereto are incorporated in this Agreement by reference. In case of any discrepancies between language incorporated from the Exhibits and the terms of the Sections of this Agreement, the terms of the Sections shall prevail.

11.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.14 Entire Agreement of the Parties; Amendments. This Agreement (and its Exhibits) constitutes and contains the entire understanding and agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence, representations, understandings and agreements, whether verbal or written, between the parties respecting the subject matter hereof. The Material Transfer Agreement, dated [ * ], and as supplemented on [ * ] (Amgen Reference Nos. 20002671 and 20003694) and Non-Disclosure Agreement, dated [ * ] (Amgen Reference No. 20005093) are hereby superseded, provided that all Compounds and Confidential Information disclosed under the Material Transfer Agreement and Non-Disclosure Agreement shall be treated as if disclosed under, and be subject to the terms of, this Agreement. No waiver, modification or amendment of any provision of this Agreement (and its Exhibits) shall be valid or effective unless made in writing and signed by a duly authorized representative of each of the parties. The failure or delay of either party in enforcing any of its rights under this Agreement shall not be deemed a continuing waiver or a modification by such party of any such right.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         IN WITNESS THEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.


                                             ARRAY BIOPHARMA INC.

                                             By:
                                                --------------------------------
                                             (Signature)

                                             David Snitman
                                             -----------------------------------
                                             (Printed Name)

                                             Chief Operating Officer
                                             -----------------------------------
                                             (Title)




                                             AMGEN INC.

                                             By:
                                                --------------------------------
                                             (Signature)

                                             Kevin W. Sharer
                                             -----------------------------------
                                             (Printed Name)

                                             President & Chief Executive Officer
                                             -----------------------------------
                                             (Title)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                              EXHIBIT A - GLOSSARY

For purposes of this Agreement, the capitalized terms defined in this Exhibit A shall have the respective meanings set forth below:

A.1 "AFFILIATE" shall mean any corporation or other entity which is directly or indirectly controlling, controlled by or under common control with a party. For the purpose of this section, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares or other voting rights to elect directors of the subject entity, or if not meeting the preceding, any entity owned or controlled by or owning or controlling such entity at the maximum control or ownership right permitted in the country where such entity exists.

A.2 "AGREEMENT" shall mean this Agreement, including all Exhibits hereto.

A.3 "AMGEN" shall mean Amgen Inc. and every Affiliate of Amgen.

A.4 "AMGEN TECHNOLOGY" shall mean all technology including, but not limited to, trade secrets, know-how, inventions and information (including test data, protocols and screening methodology), and materials (including Compounds), whether patentable or not, directed to products, processes, formulations and/or methods that Amgen discovers, develops, identifies, licenses or acquires independently of Array (i.e., without the use of the Confidential Information of Array). For the avoidance of doubt, it is intended that Amgen Technology shall exclude Array Technology, Collaboration Technology and Joint Technology.

A.5 "ARRAY" shall mean Array BioPharma Inc. and every Affiliate of Array.

A.6 "ARRAY PATENTS" shall mean the following intellectual property rights which claim Array Technology and which are owned or Controlled by Array, in whole or in part: (a) any and all patent applications (including all divisionals, continuations or continuations-in-part) filed or having legal force in any country within the Territory, (b) any and all patents that have issued or in the future issue from the foregoing patent applications, including utility, model and design patents and certificates of invention, and (c) any and all extensions or restorations by existing or future extension or restoration mechanisms, including without limitation Supplementary Protection Certificates or the equivalent thereof, substitutions, confirmations, reregistrations, reexaminations, revalidations, reissues, renewals, extensions or additions to any such foregoing patent applications and patents.

A.7 "ARRAY RESEARCHER(s)" shall mean consultants, researchers and scientists employed or contracted by Array.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A.8 "ARRAY TECHNOLOGY" shall mean, other than Licensed Technology, all technology including, but not limited to, trade secrets, know-how, inventions and information (including test data, protocols and screening methodology), and materials, whether patentable or not, directed to products, processes, intermediates and reagents which are owned or Controlled by Array and which are necessary or useful in the preparation of Active Compounds.

For the avoidance of doubt, it is intended that Array Technology shall exclude Amgen Technology, Collaboration Technology and Joint Technology.

A.9 "COLLABORATION TECHNOLOGY" shall mean, other than Joint Technology, all technology including, but not limited to, trade secrets, know-how, inventions, information (including structure-activity data) and materials (including Compounds), whether patentable or not, directed to products, processes, formulations and/or methods:

    (a) discovered, developed, owned, licensed or acquired by Array in the Research Field prior to the commencement date of the Research Program Initial Term; or

    (b) discovered, developed, owned, licensed or acquired by Array (whether or not with funding support by Amgen) arising out of or in connection with the conduct of the Research
             Program; or

    (c) discovered, developed, owned, licensed or acquired by Array Researcher(s) funded by Amgen in accordance with Section 6; or

    (d) in the Research Field and discovered, developed, owned, licensed or acquired by Array from the commencement date of the Research Program Initial Term until termination of the Agreement.

For the avoidance of doubt, it is intended that Collaboration Technology shall exclude Amgen Technology, Array Technology and Joint Technology.

A.10 "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources commonly used in the research-based pharmaceutical industry for a product of similar market potential at a similar stage in its product life, taking into account efficacy, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product and alternative products, and other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for an Active Compound, and it is anticipated that Amgen's level of effort will change over time, reflecting changes in the status of the Active Compound and the market involved.

A.11 "COMPOUND(s)" shall mean any one or more chemical entity or entities, whether of natural or of partially or wholly synthetic origin.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (a) "ACTIVE COMPOUND(s)" shall mean any one or more Amgen Compounds possessing PTP-1B Activity, Collaboration
              Compounds possessing PTP-1B Activity or Derivative Compounds possessing PTP-1B Activity.

     (b) "AMGEN COMPOUND(s)" shall mean any one or more Compound(s) made by or on behalf of Amgen or its sublicensees from the commencement date of the Research Program Initial Term until termination of the Agreement which (i) result from a chemical synthesis program based on a Collaboration Compound or a Derivative Compound; (ii) are based on structure-activity data relating to Collaboration Compounds or Derivative Compounds which are active or inactive in the Research Field; or (iii) are claimed in any patent application or patent filed by Amgen, which patent application or patent discloses any compound in subsection
              (i) or (ii) above.

     (c) "COLLABORATION COMPOUND(s)" shall mean (i) any one or more Compound(s) which are synthesized by Array in the course of its program in the Research Field prior to the commencement date of the Research Program Initial Term or (ii) any one or more Compound(s) synthesized by Array during the course of the Research Program.

     (d) "DERIVATIVE COMPOUND(s)" shall mean any one or more Compound(s) made by or on behalf of Array, other than in the course of the Research Program, from the commencement date of the Research Program Initial Term until termination of the Agreement which (i) result from a chemical synthesis program based on a Collaboration Compound; (ii) are based on structure-activity data relating to Collaboration Compounds which are active or inactive in the Research Field; or (iii) are claimed in any patent application or patent filed by Amgen under Section 6.2 or by Array, which patent application or patent discloses any compound in subsection
              (i) or (ii) above.

A.12 "CONFIDENTIAL INFORMATION" shall mean, with respect to a party, all information of any kind whatsoever (and all tangible and intangible embodiments thereof of any kind whatsoever) which relate to the Research Field and which are owned or Controlled by such party.

A.13 "CONTROL" OR "CONTROLLED" shall mean the possession of the ability to grant a license or sublicense as provided for in this Agreement without violating the terms of any agreement or other arrangement with a Third Party.

A.14 "FDA" shall mean the Federal Food and Drug Administration of the United States Department of Health and Human Services or its successor agencies.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A.15 "FIELD OF USE" shall mean all uses of Compound(s) including, but not limited to, all human therapeutic, prophylactic and diagnostic uses of Compound(s).

A.16 "FTE" shall mean one (1) full-time equivalent staff member.

A.17 "GOVERNMENTAL APPROVALS" shall mean any approvals, licenses, registrations or authorizations, howsoever called, of any foreign or United States federal, state or local regulatory agency, department, bureau or other government entity, including the FDA, necessary for the distribution, importation, manufacture, production, use, storage, transport or sale of Compound(s).

A.18 "IND" shall mean an Investigational New Drug application filed with the FDA pursuant to Section 21 C.F.R. 312.20.

A.19 "JOINT TECHNOLOGY" shall mean all technology including, but not limited to, trade secrets, know-how, inventions, information (including structure-activity data) and materials (including Compounds), whether patentable or not, directed to products, processes, formulations and/or methods that are developed by Array using Amgen Technology or are discovered, developed, licensed or acquired jointly by Array and Amgen during the Research Program or thereafter until termination of the Agreement. For the avoidance of doubt, it is intended that Joint Technology shall exclude Amgen Technology, Array Technology and Collaboration Technology.

A.20 "LICENSED PATENT RIGHTS" shall mean the following intellectual property rights which describe or claim Licensed Technology and which are owned or Controlled by Array (in whole or in part): (a) any and all patent applications (including all divisionals, continuations or continuations-in-part) filed or having legal force in any country within the Territory, (b) any and all patents that have issued or in the future issue from the foregoing patent applications, including utility, model and design patents and certificates of invention, and
(c) any and all extensions or restorations by existing or future extension or restoration mechanisms, including without limitation Supplementary Protection Certificates or the equivalent thereof, substitutions, confirmations, reregistrations, reexaminations, revalidations, reissues, renewals, extensions or additions to any such foregoing patent applications and patents.

A.21 "LICENSED TECHNOLOGY" shall mean, collectively, Collaboration Technology and Joint Technology.

A.22 "MILESTONE EVENT(s)" shall mean, collectively or individually, Research Milestone Events as defined in Section 5.3.1 and Clinical Milestone Events as defined in Section 5.3.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A.23 "MILESTONE PAYMENT(s)" shall mean, collectively or individually, Research Milestone Payment(s) as defined in Section 5.3.1 and Clinical Milestone Payments as defined in Section 5.3.2.

A.24 "NDA" shall mean a New Drug Application filed with the United States FDA, to obtain marketing approval of a human drug therapeutic product.

A.25 "PIVOTAL TRIAL" shall mean a clinical trial which, if the defined end-points are met, is intended by Amgen as of the start of such trial to be a pivotal clinical trial of safety and efficacy that would constitute sufficient basis for receipt of marketing approval in the United States or an equivalent foreign approval.

A.26 "PLA" shall mean a Product License Application filed with the FDA or an equivalent foreign filing to obtain marketing approval of a pharmaceutical product.

A.27 "PTP-1B" shall mean protein tyrosine phosphatase-1B.

A.28 "PTP-1B ACTIVITY" shall mean [ * ].

A.29 "REGULATORY FILINGS" shall mean, collectively, INDs, PLAs, establishment license applications (ELAs) and drug master files (DMFs) or any other similar filings (including any foreign equivalents and further including any related correspondence and discussions) as may be required by the FDA or equivalent foreign regulatory agencies for the clinical testing, manufacture or sale of Compound(s).

A.30 "RESEARCH FIELD" shall mean the field of research to identify, design, generate, characterize and optimize Compound(s) which modulate the activity of PTP-1B, as well as processes for making and methods of using such Compound(s).

A.31 "RESEARCH GOALS" shall mean the Stage I and Stage II goals set forth in the Research Plan.

A.32 "RESEARCH PLAN" shall mean the written plan describing the work within the Research Field, which plan is to be carried out by Array and Amgen solely in furtherance of the Research Program. The Research Plan is attached to and made part of this Agreement as Exhibit C.

A.33 "RESEARCH PROGRAM" shall mean the collaborative research program which shall be conducted by Array and Amgen pursuant to Section 2.0.

A.34 "RESEARCH PROGRAM INITIAL TERM" The initial term of the Research Program shall commence on November 1, 2000 and, shall continue in effect for a period of twenty-four (24) months thereafter.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

A.35 "TERRITORY" shall mean the world.

A.36 "THIRD PARTY" shall mean any individual, partnership, joint venture, corporation, trust, estate, unincorporated organization, government or any department or agency thereof, or any entity other than Amgen or Array.




[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                       EXHIBIT B -- LICENSED PATENT RIGHTS

                                      [ * ]






[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                            EXHIBIT C - RESEARCH PLAN

                                      [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                        EXHIBIT D - PTP-1B ASSAY PROTOCOL

                                      [ * ]





[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.